Exhibit 10.2

CONSTRUCTION SERVICES AGREEMENT

This CONSTRUCTION SERVICES AGREEMENT (this “Agreement”), dated as of May 15, 2006, is entered into by and among Standard Drilling, Inc., a Delaware corporation (the “Company”), Romfor West Africa, Ltd, a Limited Liability Bahamian corporation (“Romfor”), and Stuart Breckon, an individual residing at Houston, Texas (“Breckon” and, together with Romfor, the “Service Providers”).

WHEREAS, the Service Providers are engaged in the business of designing drilling rigs, acquiring drilling rig materials and components, either new or used from various sources, and constructing drilling rigs from such materials and components;

WHEREAS, the Company desires to engage and retain the Service Providers for the term and purposes hereinafter set forth and the Service Providers desire to provide to the Company the Services (as hereinafter defined) for the consideration hereinafter stated; and

WHEREAS, at the request of the Company, the Service Providers (a) are currently providing exclusive Acquisition Services (as hereinafter defined) and Construction Services (as hereinafter defined) with respect to three drilling rigs in accordance with the inventory and cost estimates set forth on Exhibit A and three additional drilling rigs to be completed on or about January 2007 and otherwise substantially in accordance with the inventory and cost estimates set forth on Exhibit A (collectively, the “Existing Rig Constructions”) and (b) will provide exclusive Services (as hereinafter defined) for additional drilling rigs in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the engagement of the Service Providers by the Company, and of the compensation and other remuneration to be paid by the Company to the Service Providers for such engagement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, each of Romfor, Breckon and the Company hereby agree as follows:

ARTICLE 1
DEFINITIONS; CONSTRUCTION

1.1        Definitions. As used in the Agreement, the following terms shall have the respective meanings set forth below or set forth in the provision of the Agreement referenced by such term:

“AAA” has the meaning ascribed to such term in Section 7.9(b) of this Agreement.

“Acceptance Notice” has the meaning ascribed to such term in Section 3.2 of this Agreement.

“Accepted Rig” has the meaning ascribed to such term in Section 3.2 of this Agreement.

“Acquired Property” has the meaning ascribed to such term in Section 3.1 of this Agreement.

“Acquisition Services” has the meaning ascribed to such term in Section 2.2(a)(ii) of this Agreement.

“Additional Expenses” has the meaning ascribed to such term in Section 2.2(b) of this Agreement.

“Agreement” has the meaning ascribed to such term in the preamble of this document, as the same may be amended from time to time.

“Base Compensation” has the meaning ascribed to such term in Section 5.1 of this Agreement.

“Bonus” has the meaning ascribed to such term in Section 5.2 of this Agreement.

“Breckon” has the meaning ascribed to such term in the preamble of this Agreement.

“Claim” means any and all claims, demands, suits, causes of action, settlements, judgments, damages, fines, liability, losses, costs and expenses (including, without limitation, court and arbitration costs, experts’ fees and attorneys’ fees), whether arising in equity, at common law, or by statute, or under the law of property, contract or tort (including, without limitation, negligence and strict liability without regard to fault), of every kind or character.

“Claimant” has the meaning ascribed to such term in Section 7.9(b) of this Agreement.

“Company” has the meaning ascribed to such term in the preamble of this Agreement.

“Confidential Information” has the meaning ascribed to such term in Section 6.1 of this Agreement.

“Construction Services” has the meaning ascribed to such term in Section 2.2(a)(iii) of this Agreement.

“Defaulting Party” has the meaning ascribed to such term in Section 4.2(a) of this Agreement.

“Design Services” has the meaning ascribed to such term in Section 2.2(a)(i) of this Agreement.

“Effective Date” has the meaning ascribed to such term in Section 2.1 of this Agreement.

“Existing Rig Constructions” has the meaning ascribed to such term in the preamble of this Agreement.

“Initial Term” has the meaning ascribed to such term in Section 4.1 of this Agreement.

“Material Default” has the meaning ascribed to such term in Section 4.2(a) of this Agreement.

“Non-Defaulting Party” has the meaning ascribed to such term in Section 4.2(a) of this Agreement.

“Ordered Rig” has the meaning ascribed to such term in Section 2.2(a)(ii) of this Agreement.

“Person” means any individual or entity, including, without limitation, any corporation, limited liability company, company (general or limited), joint venture, association, joint stock company, trust or unincorporated organization.

“Requested Drilling Rig” has the meaning ascribed to such term in Section 2.2(a)(i) of this Agreement.

“Respondent” has the meaning ascribed to such term in Section 7.9(b) of this Agreement.

“Romfor” has the meaning ascribed to such term in the preamble of this Agreement.

“Rules” has the meaning ascribed to such term in Section 7.9(b) of this Agreement.

“Service Providers” has the meaning ascribed to such term in the preamble of this Agreement.

“Services” has the meaning ascribed to such term in Section 2.2(b).

“Term” has the meaning ascribed to such term in Section 4.1 of the Agreement.

“Work Product” has the meaning ascribed to such term in Section 6.1 of this Agreement.

1.2         Construction. All article, section, subsection and exhibit references used in this Agreement are to this Agreement unless otherwise specified. Exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein. Unless the context of this Agreement clearly requires otherwise, (a) the singular shall include the plural and the plural shall include the singular wherever and as often as may be appropriate, (b) the words “includes” or “including” shall mean “including without limitation,” and (c) the words “hereof,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear.

ARTICLE 2
SERVICES OF SERVICE PROVIDER

2.1        Engagement; Effective Date. Subject to the terms of this Agreement, the Company agrees to engage the Service Providers to provide, and the Service Providers agree to provide, the Services to the Company beginning as of the date of this Agreement (the “Effective Date”) and continuing until the last day of the Term.

2.2        Services.

(a)   During the Term, the Service Providers shall perform the following services for the Company and such other services as the Company and the Service Providers mutually agree:

(i)   upon the request of the Company from time to time, provide general and detailed design services, including specifications and limitations for each material component thereof, for drilling rigs (each, a “Requested Drilling Rig”) based upon the proposed use and operation of such Requested Drilling Rig as specified by the Company and including a proposed completion date for each such Requested Drilling Rig (collectively, the “Design Services”);

(ii)   provide construction cost estimates for each Requested Drilling Rig, including line item cost estimates and proposed sources for each material or component thereof and, if the cost estimate is approved in writing by the Company (together with the Existing Rig Constructions, an “Ordered Rig”), acquire such materials and components for such Ordered Rig in a timely and efficient manner on behalf of, and at the cost of, the Company (the “Acquisition Services”);

(iii)   construct each Ordered Rig in accordance with the design and cost estimates approved in writing by the Company for such Ordered Rig (the “Construction Services”); and

(iv)   provide all necessary engineering, material, equipment, labor, supervision, tools and other services necessary to complete the Design Services, the Acquisition Services and the Construction Services.

(b)   The services to be performed by the Service Providers pursuant to this Agreement are collectively referred to herein as the “Services”. The Company shall pay, in accordance with Section 3.1, the cost of the materials and components acquired pursuant to the Acquisition Services and for any labor or other expenses relating to any Ordered Rig approved in writing by the Company (the “Additional Expenses”).

2.3        Status of the Service Providers. The parties agree that the Service Providers are to provide the Services in the capacity of an independent contractor and not as an employee or agent of the Company. The Company shall have no right to control or direct the manner in which the Services are to be performed. The Service Providers shall be solely responsible for all federal, state or local taxes required by law to be paid with respect to the payments and benefits described in this Agreement. Notwithstanding the foregoing, during the Term, the Service Providers shall not provide any service that is a Service to any other Person without the prior written consent of the Company.

2.4         The Service Providers Qualifications. The Service Providers hereby each represent and warrant to the Company that the Service Providers are fully acquainted with the conditions and requirements pertaining to the Services. The Service Providers shall maintain, at their own cost and expense, all licenses, permits, authorizations and approvals necessary to do business and perform the Services in the jurisdictions in which the work is performed and otherwise in accordance with this Agreement. The Service Providers shall perform the Services diligently and to the best of their abilities, devoting such time as is necessary to fully perform the Services.

2.5        Warranty. The Service Providers hereby warrant and represent to the Company that the Service Providers are fully qualified and capable of performing the Services and that the Services shall be performed in a good and workmanlike manner and in compliance with applicable law.

2.6        Title; Risk of Loss; Insurance. Title to any Acquired Property and any Ordered Rig (regardless of its state of completion) shall remain with the Company at all times. The Service Providers shall have all risk of loss of any Acquired Property and any Ordered Rig (including any Accepted Rig) until delivered in accordance with Section 3.3. During the Term, the Service Providers shall maintain insurance as required by Exhibit B hereto and the cost of such insurance, to the extent applicable to the Acquired Property, shall be an Additional Expense. The Company shall be named as additional insureds on all policies required to be carried by the Service Providers hereunder. Within five days after the Effective Date, the Service Providers shall deliver to the Company certificates evidencing the insurance coverages required hereunder. Such certificates shall provide that any change restricting or reducing coverage or the cancellation of any policies under which the certificates are issued shall not be valid with respect to the Company’s interests therein until the Company has received at least 30 days prior written notice of such change or cancellation. Further, such certificates shall state that the insurance is primary coverage and not concurrent with or excess over other valid insurance which may be available to the Company. Should any coverage subject of any such certificate expire or lapse during the continuance of this Agreement, the Service Providers shall provide renewal or replacement certificates of insurance immediately upon the expiration or termination of any such coverage. All policies required to be carried by the Service Provider hereunder shall be endorsed to provide waiver of subrogation rights in favor of the Company. The Service Providers agree to comply with all terms of the insurance contracts required to be maintained by it in Exhibit B hereto.

2.7        Waiver ofLiens. The Service Providers acknowledge and agree that the Acquired Property is the property of the Company. Each of the Service Providers hereby waive, release and discharge the Acquired Property from any and all liens and charges of every character and however arising that either of the Service Providers may now or hereafter have against the Acquired Property or any Ordered Rig for labor, materials and/or services (including the Services) furnished pursuant to this Agreement or otherwise. It is the intention of the Service Providers to relinquish and release to the Company the Acquired Property (whether as an Accepted Rig or otherwise) free and clear of all liens and lien claims of every character that the Service Providers or any Person acting by, through or under either of the Service Providers may now or hereafter have against such Acquired Property for labor, materials and/or services (including the Services) furnished pursuant to this Agreement. The Service Providers agree and covenant that all laborers and servicemen employed or to be employed by the Service Providers and any Person acting by, through or under either Service Provider, if any, and all costs and expenses for materials attached to or included in the Acquired Property shall be fully paid and that no laborer or servicemen shall have any claim, demand or lien on the Acquired Property, and that no chattel mortgage, security interest, conditional bill of sale or retention of title agreement shall be given or executed by the Service Providers in connection with the Acquired Property or the Services. In connection with this Section 2.7, each of the Service Providers hereby agrees execute any waiver of liens or other release of liens as requested by the Company from time to time.

ARTICLE 3
OTHER OBLIGATIONS

3.1        Acquisition Costs. The Service Providers have acquired some of the materials and components for the Existing Rig Constructions and will acquire all of the materials and components for each Ordered Rig for and on behalf of the Company (such materials and components, the “Acquired Property”). The Service Providers have and shall keep detailed and accurate records (including third-party invoices and expense reports) to reflect the actual costs of the Acquired Property and the Additional Expenses, and the Service Providers have or will forward from time to time copies of such third-party invoices and expense reports to the Company for payment. The Company has paid or will pay each relevant third-party for which it has received an invoice in accordance with this Section 3.1 and, upon such payment, the Company shall be the sole owner of the Acquired Property purchased pursuant to such invoice. The Company shall reimburse the Service Providers for any Additional Expenses for which it has received an expense report in accordance with this Section 3.1. Upon request, the Service Providers will identify the physical location of each piece of Acquired Property within the Service Providers’ care, custody or control and allow the Company access to such Acquired Property for inspection.

3.2         Acceptance. Within 10 days of a notice from the Service Providers to the Company that any Ordered Rig is complete, the Company shall have the right to fully inspect such Ordered Rig and reject or accept such Ordered Rig in its reasonable discretion based upon whether such Ordered Rig was constructed in accordance with the Design Services and the specifications agreed by the parties for such Ordered Rig. If the Company determines to accept such Ordered Rig, the Company shall notify the Service Providers of such acceptance (an “Acceptance Notice” and such Ordered Rig, an “Accepted Rig”). If the Company determines to reject such Ordered Rig, the Company shall notify the Service Providers of such rejection, such notice to specify in reasonable detail the reasons for such rejection.

3.3         Delivery. For each Accepted Rig, the Service Providers shall deliver such Accepted Rig to the Company at the location specified by the Company for such Accepted Rig (the “Point of Delivery”) and, upon receipt by the Company at the Point of Delivery, risk of loss of the Accepted Rig will pass to the Company.

3.4        Access. The Company may at any time visit the worksite where the Construction Services are being performed to observe the work of the Service Providers. The Company may inspect the quality of such work as reasonably requested from time to time.

ARTICLE 4
TERM, TERMINATION AND RELATED MATTERS

4.1        Term. The term of this Agreement shall commence on the Effective Date and end on the second anniversary of the Effective Date (the “Initial Term”) unless earlier terminated in accordance with Section 4.2; provided that the term will be extended to the fourth anniversary of the Effective Date unless written notice to the contrary is given by the Company to the Service Providers’ at least 30 days prior to the end of the Initial Term (the Service Providers’ actual period of engagement, whether extending past the Initial Term or terminated earlier in accordance with this Agreement, is referred to herein as the “Term”).

4.2        Termination.

(a)   If at any time either the Company or the Service Providers (in either case, a “Defaulting Party”) shall refuse or fail to comply in any material respect with any of its obligations under this Agreement (a “Material Default”), then the Company (if either or both of the Service Providers are the Defaulting Party) or the Service Providers (if the Company is the Defaulting Party) (as applicable, the “Non-Defaulting Party”) may give written notice to the Defaulting Party, and if such Defaulting Party fails to remedy the Material Default within 30 days after such notice is given, the Non-Defaulting Party may suspend performance under this Agreement until such time as the Material Default is cured. The Non-Defaulting Party may terminate this Agreement for a Material Default by the Defaulting Party under this Agreement that is not cured within 30 days after suspension of performance in accordance with this Section 4.2(a).

                       (b)   This Agreement shall terminate automatically either (i) upon Breckon’s death or (ii) the failure by Breckon, by reason of illness, incapacity or other disability, to perform his duties or fulfill his obligations under this Agreement in the view of the Company and as certified in writing by a competent medical physician chosen by the Company, for a period of 30 consecutive days or a cumulative period of 180 total days in any 12-month period.

                4.3         Effect of Termination. If this Agreement terminates, the rights and obligations of the parties hereunder shall terminate without any further liability of either party to the other party, except that the provisions contained in Sections 6, 7 and 8 shall survive any such termination and except that the liabilities of each party that have accrued prior to such termination shall remain the liabilities of such party from and after such termination.

ARTICLE 5
COMPENSATION AND BONUSES

5.1        Base Compensation. During the Term, the Company shall pay Breckon gross annual compensation of $200,000 (the “Base Compensation”). The Company shall pay the Base Compensation to Breckon in equal monthly installments.

        5.2        Bonuses.In addition to the Base Compensation due under Section 5.1, for each Accepted Rig, the Company shall pay Romfor a rig completion bonus (a “Bonus”) of both (a) $650,000 and (b) 100,000 shares of common stock of the Company, in each case within 30 days of the date of delivery of any Accepted Rig at the Point of Delivery in accordance with Section 3.3.

ARTICLE 6
PROTECTION OF INFORMATION

6.1         Disclosure to and Property of the Company. All information, designs, ideas, concepts, improvements, product developments, discoveries and inventions, whether patentable or not, that are conceived, made, developed or acquired by the Service Providers, individually, collectively or in conjunction with others, during the Term that relate to the Company’s business, products or services (including, without limitation, all such information relating to the Services) (collectively, “Confidential Information”) shall be disclosed to the Company and are and shall be the sole and exclusive property of the Company. Moreover, all documents, videotapes, written presentations, brochures, drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, e-mail, voice mail, electronic databases, maps, drawings and all other writings or materials of any type embodying any of such information, ideas, concepts, improvements, discoveries, inventions and other similar forms of expression (collectively, “Work Product”) are and shall be the sole and exclusive property of the Company. Upon termination of this Agreement by the Company, for any reason, the Service Providers promptly shall deliver such Confidential Information and Work Product, and all copies thereof to the Company.

6.2         Disclosure to Service Provider.The Company may disclose to or place the Service Providers in a position to have access to or develop Confidential Information and Work Product of the Company. Subject to the provisions of this Agreement, the Service Providers agree to preserve and protect the confidentiality of all Confidential Information or Work Product of the Company.

6.3        No Unauthorized Use or Disclosure.The Service Providers agree that they will not, at any time during or after the Term, make any unauthorized disclosure of Confidential Information or Work Product, or make any use thereof, except in the carrying out of the Services. The Service Providers shall use commercially reasonable efforts to cause all Persons to whom any Confidential Information shall be disclosed by him hereunder to observe the terms and conditions set forth herein as though each such Person was bound hereby.

6.4        Remedies.The Service Providers acknowledge that money damages would not be a sufficient remedy for any breach of this Article 6 by the Service Providers, and the Company shall be entitled to enforce the provisions of this Article 6 by terminating payments then owing to the Service Providers under this Agreement or otherwise and to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article, but shall be in addition to all remedies available at law or in equity, including the recovery of damages from the Service Providers and their agents.

ARTICLE 7
MISCELLANEOUS

7.1        Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or delivered by facsimile during business hours or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company to:	Standard Drilling, Inc. 1667 K Street NW, Suite 1230 Washington, DC 20006 Facsimile No.: 202-223-4406 Attention: Prentis B. Tomlinson, Jr. Chairman

If to the Service Providers to:	Stuart Breckon 1035 Dairy Ashford, Suite 320 Houston, TX 77079

or to such other address as either the Company or the Service Providers may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

7.2        Applicable Law. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Texas.

7.3        No Waiver.No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

7.4        Severability.To the extent permitted by applicable law, the Company and the Service Providers hereby agree that any term or provision of this Agreement that renders such term or provision or any other term or provision hereof invalid or unenforceable in any respect shall be modified to the extent necessary to avoid rendering such term or provision invalid or unenforceable, and such modification shall be accomplished in the manner that most nearly preserves the benefit of the Company and the Service Providers bargain hereunder. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that term or provision shall not affect the validity or enforceability of any other term or provision of this Agreement, and all other terms or provisions shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party.

7.5        Counterparts.This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

7.6        Headings.The section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

7.7        Assignment.This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company. This Agreement and the rights and obligations of the parties hereunder are personal and neither this Agreement nor any right, benefit or obligation of the Service Providers shall be subject to voluntary or involuntary assignment, alienation or transfer, whether by operation of law or otherwise, without the prior written consent of the Company.

7.8        Amendment; Entire Agreement. This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by both parties. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the engagement of the Service Providers by the Company and supersedes any and all prior agreements, including employment agreements, consulting agreements, bonus plans, benefit plans and other compensation or benefit plans between Breckon or Romfor and the Company.

7.9        Arbitration.

(a)  The parties shall use their reasonable efforts to resolve disputes arising out of this Agreement on an amicable basis. If any such dispute remains unresolved after such period of 30 days, then the matter shall forthwith be referred to arbitration pursuant to the terms of Section 7.9(b).

   (b)  To resolve a dispute that has not been resolved under Section 7.9(a), the matter shall be referred either by the Service Providers or the Company (in either case, the “Claimant”) to arbitration by one arbitrator pursuant to the Rules of Commercial Arbitration (the “Rules”). The Claimant shall file a request for arbitration with the American Arbitration Association (“AAA”) and notify the other party (the “Respondent”) in writing of the nature of the dispute. The arbitrator shall be appointed by the AAA in accordance with the Rules. Following the selection of the arbitrator as set forth above, the arbitration shall be conducted promptly and expeditiously so as to enable the arbitrator to render a decision within 30 days. Subject to the foregoing and except to the extent the parties shall agree to the contrary, the arbitrator hearing the dispute shall apply and follow the Federal Rules of Civil Procedure and the Federal Rules of Evidence. If there is any conflict between the Rules and this Section 7.9, this Section 7.9 shall govern. The arbitration shall be held in Houston, Texas. The parties acknowledge that the arbitrator shall have the authority to grant equitable remedies, if appropriate.

(c)  Arbitration under this Section 7.9 shall be the exclusive means for a party to seek resolution of any dispute arising out of, or any breach or alleged breach of, this Agreement, except that any party may bring an action before a competent court for the adoption of provisional or protective measures or equitable relief. The award of the arbitrator shall be final and binding on the parties. Each of the Claimant and the Respondent shall bear (i) in equal proportions the cost and expenses of the arbitration proceeding assessed by the AAA, and (ii) their respective expenses in prosecuting or defending the arbitration.

(d)  Judgment on the arbitral award rendered may be entered in any court having jurisdiction or application may be made to such for a judicial acceptance of the award and an order of enforcement, as the case may be. The parties acknowledge and agree that any party may seek before any court of competent jurisdiction, provisional, protective or equitable relief.

7.10        Existing Rigs. The parties acknowledge that the Existing Rig Constructions were initiated but not completed prior to the Effective Date and agree that the Existing Rig Constructions are hereby deemed to be Ordered Rigs for all purposes under this Agreement. Any services provided by the Service Providers with respect to such Existing Rig Constructions shall be deemed to be the relevant Service to be provided under this Agreement. From and after the Effective Date, the parties rights and obligations with respect to the Existing Rig Constructions are governed by this Agreement and any prior agreement, oral or written, between or among the parties with respect to such Existing Rig Constructions is hereby terminated.

7.11        Limitations of Liability. The Service Providers shall be responsible for and shall release, defend, protect, indemnify and hold harmless the Company and its affiliates, officers, employees and representatives (the “Company Group”) from and against any and all Claims with respect to either Service Provider’s breach of this Agreement or with respect to injury, illness or death of, or damage to or loss of property, equipment, tools, or materials of, the Service Providers and their employees, agents or representatives, arising out of or in any way connected with the performance of the Services or this Agreement, REGARDLESS OF WHETHER CAUSED OR CONTRIBUTED TO BY THE SOLE, JOINT OR CONCURRENT NEGLIGENCE OR OTHER FAULT OR STRICT LIABILITY OF ANY OF THE COMPANY GROUP, but excluding, with respect to a given member of the Company Group, if caused by the intentional misconduct of such member of the Company Group.

7.12        Custodial Responsibility for the Company’s Property.The Service Providers shall be responsible for and shall release, defend, protect, indemnify and hold harmless the Company Group from and against any and all Claims with respect to damage, destruction or loss of property, equipment, tools or materials of the Company Group (including Acquired Property) that the Service Providers have taken possession of, or have assumed risk of loss or exercised custody or control over, in connection with the performance of the Services or this Agreement, REGARDLESS OF WHETHER CAUSED OR CONTRIBUTED TO BY THE SOLE, JOINT OR CONCURRENT NEGLIGENCE OR OTHER FAULT OR STRICT LIABILITY OF ANY OF THE COMPANY GROUP; but excluding, with respect to a given member of the Company Group, if caused by the intentional misconduct of such member of the Company Group.

7.13        Third Persons and Property.The Service Providers shall be responsible for and shall release, defend, protect, indemnify and hold harmless the Company Group from and against any and all Claims with respect to injury, illness or death of, or damage to or loss of property, equipment, tools, or materials of, any Person in connection with the performance of the Services or this Agreement to the extent caused by the Service Provider’s act or omission.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above, to be effective as of the Effective Date.

STANDARD DRILLING, INC.

By:
Name:
Title:

ROMFOR INTERNATIONAL, LTD

By:
Name:
Title:

STUART BRECKON

EXHIBIT A

EXISTING RIG CONSTRUCTIONS

Rig # 1 Inventory
For Depths of 8,000 to 12,000 ft.

DRAWWORKS:	Electrohoist II drawworks rated at 1200 HP. Powered by 2 GE 752 traction motors (1,000 hp each). Wichita 336H Brake. Grooved for 1 3/8” drilling line.

MAST:	Parco Model SL 136A mast rated at 750,000 lb hook load capacity. 136’ clear height. Six 48” sheaves and one 55” fastline sheave, grooved for 1 3/8” line. API rated maximum static hook load of 750,000 lb with 12 lines strung.

SUBSTRUCTURE:	Parco Model SL 136A substructure with drill floor height of 21’, width of 27’ 6” and clear cellar span of 15’6”. Rated at 638,000 lb casing capacity and 487,000 lb setback capacity.

BLOCK:	400 ton Upetrom block

HOOK:	400 ton Upetrom hook

SWIVEL:	400 ton Upetrom swivel

ROTARY TABLE:	27 ½” Chinese Ideco rotary table independently powered by 1 - GE 752 traction motor (1,000 hp)

KELLY:	5 ¼” hex Kelly, Varco Model 27 HDP pin drive, 3 1/2'’ x 55’ Taurus hose

MUD PUMPS:
1 - Chinese EMSCO FB-1600 triplex mud pump (1600 hp) independently powered by 2 - GE 752 traction motors (1,000 hp each)
1 - Chinese EMSCO FB-1600 triplex mud pump (1600 hp) independently powered by 2 - GE 752 traction motors (1,000 hp each)

MUD SYSTEM:	1000 bbl, 2 tank system consisting of:

Shaker tank: 500 bbl, 3 runner skid mud tank with 3 - Swaco ALS linear motion shakers, Brandt 2 x 10” desander, Swaco desilter with 12 x 4” cones, 2- 5 x 6 mission centrifugal pumps p/b 50 hp electric motors, 1 - 10 hp mud agitator, Drillco electric pit degasser, poor boy degasser.

Suction tank: 500 bbl, 3 runner skid mud tank with 2 - 5x6 mission centrifugal pumps p/b 50 hp electric motors and 3 - 10 hp agitators.

BOP EQUIPMENT	1 - 13 5/8” x 5,000 psi Shaffer spherical 1 - 13 5/8” x 5,000 psi Cameron type U double 1 - 13 5/8” x 5,000 psi Cameron type U single

CLOSING UNIT:	Koomey 6 station closing unit, 190 gallon c/w 1 electric and two air pumps, with remote

CHOKE MANIFOLD:	1 - 3 1/16”, 5,000 psi manual choke 1 - 3 1/16”, 5,000 psi hydraulic choke

SCR:	I.E.C. Systems SCR with 3 Model 1500 SCR drive cubicles and one engine/generator power control system for 4 power units.

POWER GENERATION:	3 Caterpillar D-399 diesel engines with Caterpillar SR4 generator ends (1030 kw)

COMPRESSORS	2 - Gardner Denver 40 hp electric screw type compressors

DRILL PIPE:	12,000 ft of 4 ½”” Grade E and G

DRILL COLLARS:	16 - 8” drill collars, 21 - 6” drill collars

INSTRUMENTATION:	5 pen drilling recorder Totco deviation recording tool

HANDLING TOOLS:	All handling tools for 4 ½” drill pipe, 6” and 8” drill collars

ROTARY TONGS:	BJ Type “B” rotary tongs, 3 ½” to 13 3/8”

WINCHES:	2 - 10,000 lbs capacity drill floor winches

OTHER EQUIPMENT:	Fuel tank (8,000 gallons) with 2 transfer pumps and filter system, water tank with 2 centrifugal pumps, kelly spinner, pipe spinner, full rig lighting, upper dog house, mechanic shop

Rig # 2 Inventory
For Depths of 8,000 to 12,000 ft.

DRAWWORKS:	Electrohoist II drawworks rated at 1200 HP. Powered by 2 GE 752 traction motors (1,000 hp each). Wichita 336H Brake. Grooved for 1 3/8” drilling line.

MAST:	Parco Model SL 136A mast rated at 750,000 lb hook load capacity. 136’ clear height. Six 48” sheaves and one 55” fastline sheave, grooved for 1 3/8” line. API rated maximum static hook load of 750,000 lb with 12 lines strung.

SUBSTRUCTURE:	Parco Model SL 136A substructure with drill floor height of 21’, width of 27’ 6” and clear cellar span of 15’6”. Rated at 638,000 lb casing capacity and 487,000 lb setback capacity.

BLOCK:	400 ton Upetrom block

HOOK:	400 ton Upetrom hook

SWIVEL:	400 ton Upetrom swivel

ROTARY TABLE:	27 ½” Chinese Ideco rotary table independently powered by 1 - GE 752 traction motor (1,000 hp)

KELLY:	5 ¼” hex Kelly, Varco Model 27 HDP pin drive, 3 1/2'’ x 55’ Taurus hose

MUD PUMPS:
1 - Chinese EMSCO FB-1600 triplex mud pump (1600 hp) independently powered by 2 - GE 752 traction motors (1,000 hp each)
1 - Chinese EMSCO FB-1600 triplex mud pump (1600 hp) independently powered by 2 - GE 752 traction motors (1,000 hp each)

MUD SYSTEM:	1000 bbl, 2 tank system consisting of:

Shaker tank: 500 bbl, 3 runner skid mud tank with 3 - Swaco ALS linear motion shakers, Brandt 2 x 10” desander, Swaco desilter with 12 x 4” cones, 2- 5 x 6 mission centrifugal pumps p/b 50 hp electric motors, 1 - 10 hp mud agitator, Drillco electric pit degasser, poor boy degasser.

Suction tank: 500 bbl, 3 runner skid mud tank with 2 - 5x6 mission centrifugal pumps p/b 50 hp electric motors and 3 - 10 hp agitators.

BOP EQUIPMENT	1 - 13 5/8” x 5,000 psi Shaffer spherical 1 - 13 5/8” x 5,000 psi Cameron type U double 1 - 13 5/8” x 5,000 psi Cameron type U single

CLOSING UNIT:	Koomey 6 station closing unit, 190 gallon c/w 1 electric and two air pumps, with remote

CHOKE MANIFOLD:	1 - 3 1/16”, 5,000 psi manual choke 1 - 3 1/16”, 5,000 psi hydraulic choke

SCR:	I.E.C. Systems SCR with 3 Model 1500 SCR drive cubicles and one engine/generator power control system for 4 power units.

POWER GENERATION:	3 Caterpillar D-399 diesel engines with Caterpillar SR4 generator ends (1030 kw)

COMPRESSORS	2 - Gardner Denver 40 hp electric screw type compressors

DRILL PIPE:	12,000 ft of 4 ½”” Grade E and G

DRILL COLLARS:	16 - 8” drill collars, 21 - 6” drill collars

INSTRUMENTATION:	5 pen drilling recorder Totco deviation recording tool

HANDLING TOOLS:	All handling tools for 4 ½” drill pipe, 6” and 8” drill collars

ROTARY TONGS:	BJ Type “B” rotary tongs, 3 ½” to 13 3/8”

WINCHES:	2 - 10,000 lbs capacity drill floor winches

OTHER EQUIPMENT:	Fuel tank (8,000 gallons) with 2 transfer pumps and filter system, water tank with 2 centrifugal pumps, kelly spinner, pipe spinner, full rig lighting, upper dog house, mechanic shop

Rig # 3 Inventory
For Depths of 10,000 to 15,000 ft.

DRAWWORKS:	Electrohoist II drawworks rated at 1500 HP. Powered by 2 GE 752 traction motors (1,000 hp each). Wichita 336H Brake. Grooved for 1 3/8” drilling line.

MAST:	Parco Model SL 142A mast rated at 1,050,000 lb hook load capacity. 142’ clear height. Six 60” sheaves and one 60” fastline sheave, grooved for 1 3/8” line. API rated maximum static hook load of 1,050,000 lb with 12 lines strung.

SUBSTRUCTURE:	Parco Model SL 142A substructure with drill floor height of 28’, width of 29’ 6” and clear cellar span of 19’ 6”. Rated at 1,050,000 lb casing capacity and 682,500 lb setback capacity.

BLOCK:	500 ton Upetrom block

HOOK:	500 ton Upetrom hook

SWIVEL:	500 ton Upetrom swivel

ROTARY TABLE:	27 ½” Chinese Ideco rotary table independently powered by 1 - GE 752 traction motor (1,000 hp)

KELLY:	5 ¼” hex Kelly, Varco Model 27 HDP pin drive, 3 1/2'’ x 55’ Taurus hose

MUD PUMPS:
1 - Chinese EMSCO FB-1600 triplex mud pump (1600 hp) independently powered by 2 - GE 752 traction motors (1,000 hp each)
1- Chinese EMSCO FB-1600 triplex mud pump (1600 hp) independently powered by 2 - GE 752 traction motors (1,000 hp each)

MUD SYSTEM:	1000 bbl, 2 tank system consisting of:

Shaker tank: 500 bbl, 3 runner skid mud tank with 3 - Swaco ALS linear motion shakers, Brandt 2 x 10” desander, Swaco desilter with 12 x 4” cones, 2- 5 x 6 mission centrifugal pumps p/b 50 hp electric motors, 1 - 10 hp mud agitator, Drillco electric pit degasser, poor boy degasser.

Suction tank: 500 bbl, 3 runner skid mud tank with 2 - 5x6 mission centrifugal pumps p/b 50 hp electric motors and 3 - 10 hp agitators.

BOP EQUIPMENT	1 - 13 5/8” x 5,000 psi Shaffer spherical 1 - 13 5/8” x 5,000 psi Cameron type U double 1 - 13 5/8” x 5,000 psi Cameron type U single

CLOSING UNIT:	Koomey 6 station closing unit, 190 gallon c/w 1 electric and two air pumps, with remote

CHOKE MANIFOLD:	1 - 3 1/16”, 5,000 psi manual choke 1 - 3 1/16”, 5,000 psi hydraulic choke

SCR:	I.E.C. Systems SCR with 3 Model 1500 SCR drive cubicles and one engine/generator power control system for 4 power units.

POWER GENERATION:	3 Caterpillar D-399 diesel engines with Caterpillar SR4 generator ends (1030 kw)

COMPRESSORS	2 - Gardner Denver 40 hp electric screw type compressors

DRILL PIPE:	14,000 ft of 5” Grade E and G

DRILL COLLARS:	16 - 8” drill collars, 21 - 6” drill collars

INSTRUMENTATION:	5 pen drilling recorder Totco deviation recording tool

HANDLING TOOLS:	All handling tools for 5” drill pipe, 6” and 8” drill collars

ROTARY TONGS:	BJ Type “B” rotary tongs, 3 ½” to 13 3/8”

WINCHES:	2 - 10,000 lbs capacity drill floor winches

OTHER EQUIPMENT:	Fuel tank (8,000 gallons) with 2 transfer pumps and filter system, water tank with 2 centrifugal pumps, kelly spinner, pipe spinner, full rig lighting, upper dog house, mechanic shop

EXHIBIT B

INSURANCE REQUIREMENTS